Exhibit 23

Kost Forer Gabbay & Kasierer 3 Aminadav St. Tel-Aviv 6706703, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 24, 2015 with respect to the financial statements of Advanced Inhalation Therapies (AIT) Ltd. included in the Registration Statement on Form F-1 and related Prospectus of Advanced Inhalation Therapies (AIT) Ltd., dated November 2, 2015.

/s/KOST FORER GABBAY & KASIERER
Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
November 2, 2015	A Member of EY Global